SECURITIES AND EXCHANGE COMMISSION

		   Washington, D.C.  20549


			   FORM 8-K

			 CURRENT REPORT


		 Pursuant to Section 13 or 15(d) of
		the Securities Exchange Act of 1934



			  March 8, 1996
	(Date of Report; Date of Earliest Event Reported)


			 Infrasonics, Inc.
	(Exact name of registrant as specified in its charter)


			    California
	(State or other jurisdiction of incorporation)


       0-12998                         95-3797283
(Commission File Number)   (IRS Employer Identification No.)


3911 Sorrento Valley Blvd., San Diego, California              92121
     (Address of principal executive offices)                (Zip Code)


			     (619) 450-9898
	(Registrant's telephone number, including area code)






			    Page 1 of 7 pages.
		      Exhibit Index appears on Page 4

		INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.         Other Events.

      On March 8, 1996, Infrasonics, Inc. ("Infrasonics") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Nellcor Puritan Bennett Incorporated ("NPB"), a Delaware corporation, whereby Infrasonics will be merged with and into NPB (the "Merger"). Subject to the terms and conditions of the Merger Agreement (including, without limitation, approval by the shareholders of Infrasonics) upon the effective time of the Merger, each outstanding share of common stock of Infrasonics will be converted into the right to receive .095 shares of common stock of NPB, with adjustments based on the trading value of NPB's common stock so that the value of the consideration received by Infrasonics shareholders will not be less than $6.25 per share.

      A copy of the press release announcing the execution of the Agreement and Plan of Merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.         Financial Statements and Exhibits.

	(c)     Exhibits:

     Exhibit No.              Description
       99.1                   Press Release dated March 11, 1996 announcing
			      the execution of the Agreement and Plan of Merger, dated as of March 9, 1996, between NPB and Infrasonics.

				   SIGNATURE
	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

			       INFRASONICS, INC.
Date:  March 13, 1996                     By:  /s/ Frederick C. McGee
					     Frederick C. McGee
					     Vice President and Chief Financial
					     Officer

				 EXHIBIT INDEX



	Exhibit No.         Description                   Page No.

	   99.1             Press Release dated              5
			    March 11, 1996
			    announcing the execution
			    of the Agreement and Plan
			    of Merger, dated as of
			    March 9, 1996, between
			    NPB and Infrasonics.